UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2026

National Health Investors, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129

(Address of principal executive offices) (Zip code)

(615) 890-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Transition

On April 21, 2026, John L. Spaid notified the Board of Directors (the “Board”) of National Health Investors, Inc. (the “Company”) of his intention to retire from his position as Executive Vice President of Finance, Chief Financial Officer and Treasurer, effective as of July 1, 2026. Mr. Spaid’s retirement is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On April 20, 2026, Todd Siefert, 52, was appointed as Executive Vice President Corporate Finance, effective June 1, 2026. Upon Mr. Spaid’s retirement, Mr. Siefert will become Chief Financial Officer of the Company.

Mr. Siefert brings more than 25 years of experience in corporate finance, capital markets, treasury management, and investor relations, with deep expertise in publicly traded REITs. Since August 2024, he has served as Chief Financial Officer of Hillsboro Residential, where he oversaw debt and equity financing, financial underwriting, and investor relations for a ground-up multifamily development platform with a pipeline exceeding $275 million. From 2023 to 2024, Mr. Siefert served as a partner at HRP Residential, where he led financial planning, capital markets activities, underwriting, and investor relations for development projects. From 2012 to 2023, Mr. Siefert served as Senior Vice President of Corporate Finance and Treasurer at Ryman Hospitality Properties (NYSE:RHP), a publicly traded REIT with a market capitalization exceeding $6.0 billion, where he led more than $8.0 billion in capital markets transactions spanning syndicated bank facilities, public debt and equity offerings, mergers and acquisitions, and balance sheet restructuring. He began his career with Booz Allen & Hamilton and the U.S. Department of Justice—Antitrust Division. Mr. Siefert has a Bachelor’s degree from the University of Tennessee and a Masters of Business Administration from Vanderbilt University.

Mr. Siefert will participate in the Company’s executive compensation program. He will receive an initial annual base salary of $500,000, and he will be eligible to receive a prorated 2026 annual performance-based cash incentive award with a maximum bonus potential of $490,000 and a prorated 2026 annual equity award with an aggregate target value of $437,500, which will be allocated equally between time-based restricted stock and performance-based restricted stock units. Additionally, in connection with his appointment, Mr. Siefert will receive a one-time signing bonus of $100,000 and a one-time grant of an option to purchase 50,000 shares of the Company’s common stock, subject to vesting over two years.

In connection with Mr. Siefert’s appointment, the Company will enter into an indemnification agreement with Mr. Siefert similar to the indemnification agreement entered into with all other executive officers of the Company.

There are no family relationships between Mr. Siefert and any director or executive officer, and there have been no transactions between Mr. Siefert or any of his immediate family members and the Company or any of its subsidiaries that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

A copy of the press release announcing Mr. Spaid’s retirement and Mr. Siefert’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Transition Agreement

On April 21, 2026, the Company entered into a Transition Agreement and General Release (“Transition Agreement”) with Mr. Spaid in connection with Mr. Spaid’s retirement. The benefits and entitlements under the Transition Agreement are subject to Mr. Spaid’s execution and non-revocation of a release of claims in favor of the Company (the “Release”). Pursuant to the Transition Agreement, (i) outstanding unvested restricted stock awards granted to Mr. Spaid before January 1, 2026 will vest in full as of the effective date of the Release, (ii) at the sole discretion of the Company, as determined by the Compensation Committee of the Board, either (x) one-sixth of the unvested restricted stock awards granted to Mr. Spaid on or after January 1, 2026 will vest in full as of the effective date of the Release and the remainder of such awards will be automatically and immediately forfeited, or (y) Mr. Spaid will receive a cash payment equal to the value of one-sixth of the unvested restricted stock awards granted to Mr. Spaid on or after January 1, 2026 as of the date of Mr. Spaid’s separation from the Company, payable on the effective date of the Release, and (iii) all of Mr. Spaid’s outstanding options will continue to vest and remain exercisable as regularly scheduled. In addition, the Transition Agreement provides that Mr. Spaid will receive payments of medical premiums, if elected, until December 31, 2026, and will remain eligible for a prorated 2026 annual bonus. The Transition Agreement also provides that for six months after Mr. Spaid’s retirement date, subject to certain exceptions, Mr. Spaid may not compete with the Company’s business and may not solicit certain Company customers or solicit or recruit specified Company employees or service providers.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Transition Agreement and General Release, dated as of April 21, 2026, by and between National Health Investors, Inc. and John L. Spaid.

99.1	Press Release issued by National Health Investors, Inc. on April 23, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:	/s/ John L. Spaid
Name:	John L. Spaid
Title:	Chief Financial Officer

Date: April 23, 2026